EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-54662
(To Prospectus dated July 3, 2003)



                              [RETAIL HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                                      Primary
                                                           Share      Trading
                Name of Company                 Ticker    Amounts     Market
         ------------------------------------  --------  --------- ------------
         Albertson's, Inc.                       ABS         8         NYSE
         Amazon.com, Inc.                        AMZN        7      Nasdaq NMS
         Best Buy Co., Inc.                      BBY         6         NYSE
         Costco Wholesale Corporation            COST        8      Nasdaq NMS
         CVS Corporation                         CVS         7         NYSE
         Federated Department Stores              FD         4         NYSE
         Kohl's Corporation                      KSS         6         NYSE
         Lowe's Companies, Inc.                  LOW        14         NYSE
         RadioShack Corporation                  RSH         3         NYSE
         Safeway Inc.                            SWY         9         NYSE
         Sears, Roebuck and Co.                   S          6         NYSE
         Target Corporation                      TGT        16         NYSE
         The Gap, Inc.                           GPS        16         NYSE
         The Home Depot, Inc.                     HD        40         NYSE
         The Kroger Co.                           KR        15         NYSE
         The Limited, Inc.                       LTD         8         NYSE
         The May Department Stores Company       MAY         6         NYSE
         The TJX Companies, Inc.                 TJX        10         NYSE
         Walgreen Co.                            WAG        19         NYSE
         Wal-Mart Stores, Inc.                   WMT        36         NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.